BDM INTERNATIONAL, INC.
                             1997 STOCK OPTION PLAN


     1.   CREATION AND PURPOSE

          a. BDM International, Inc. (the "Company") hereby creates this 1997 Stock Option Plan (the "Plan") and reserves from the authorized but unissued shares of its Common Stock, par value $.01 per share (the "Common Stock"), a total of 1,250,000 shares (the number of such shares being subject to adjustment as provided in Paragraph 11 hereof) for issuance pursuant to the Plan, all on the terms hereinafter set forth.

          b. The purpose of the Plan is to provide to selected officers and key employees of the Company and its subsidiaries (as that term is defined in Section 424 of the Internal Revenue Code of 1986, as amended (the "Code")) (the "Subsidiary Corporations"), upon whose efforts the Company is dependent for the successful conduct of its business, an opportunity to obtain a proprietary interest in the Company, to increase such proprietary interest, or to benefit from the appreciation in the value of the Company's Common Stock, all of which will serve as an incentive to such employees to continue and increase their efforts as employees and to remain in the employ of the Company and its Subsidiary Corporations. The Plan will provide a means whereby (i) employees of the Company may purchase shares of Common Stock pursuant to options which will qualify as "incentive stock options" (the "Incentive Options") under Section 422 of the Code or under any applicable successor statute and (ii) subject to the approval of the Compensation Committee, the issuance of non-qualified stock options (the "Non-Qualified Options" and, together with the Incentive Options, the "Options") under which employees may purchase shares of Common Stock.

     2.   ADMINISTRATION

          a. The Plan shall be administered by the Compensation Committee of the Board of Directors of the Company (or any successor committee appointed by and consisting of not less than three members of the Board of Directors of the Company). The Board may from time to time appoint members of the Compensation Committee in substitution for members previously appointed and may fill vacancies, however caused, in the Compensation Committee. Any action of the Compensation Committee with respect to the administration of the Plan shall be taken by majority vote or written consent of a majority of its members.

          b. Subject to the terms and conditions of the Plan, the Compensation Committee shall have full and complete discretionary authority: (i) to construe and interpret the Plan; (ii) to define the terms used herein; (iii) to prescribe, amend, and rescind rules and regulations relating to the Plan; (iv) subject to the conditions set forth in the Plan, to determine the individuals, if any, to whom Options shall be granted (the "Optionees"), the time or times at which Options shall be granted, the period or periods of exercisability of each Option, the number of shares to be subject to each Option, and the Option price; and (v) to make all other determinations necessary or advisable for the administration of the Plan. All determinations and interpretations made by the Compensation Committee shall be binding and conclusive on all Optionees and their legal representatives and beneficiaries.

          c. In making any determination as to the individuals to whom Options shall be granted under the Plan and as to the number of shares of Common Stock to be covered by such Options, the Compensation Committee shall take into account the duties of the respective individuals, their present and potential contributions to the success of the Company, and such other factors as the Compensation Committee shall deem relevant in connection with accomplishing the purposes of the Plan.

          d. Nothing contained in the Plan or in any resolution adopted or to be adopted by the Board of Directors or the shareholders of the Company, and no action taken by the Compensation Committee, shall entitle a person to receive or have a right to receive any Option unless and until the Optionee has executed a written incentive stock option agreement (the "Incentive Stock Option Agreement") with respect to Incentive Options or a written non-qualified stock option agreement (the "Non-Qualified Stock Option Agreement" and, together with the Incentive Stock Option Agreement, the "Stock Option Agreements") with respect to Non-Qualified Options.

     3.   ELIGIBILITY; PARTICIPATION; SPECIAL LIMITATIONS.

          a. Officers and key employees of the Company or of any of its Subsidiary Corporations, including directors who are employees (within the meaning of Section 422 of the Code), shall be eligible for selection to participate in the Plan; provided, however, that the Board of Directors of the Company may determine by resolution, in its discretion, employees or classes of employees who shall not be eligible to participate in the Plan. Eligibility of officers to participate in the Plan shall be limited to those officers who are employees of the Company within the meaning of Section 422 of the Code. No person who is a member of the Compensation Committee shall be eligible, nor shall such person have been eligible at any time within one year prior to his appointment to the Committee, to receive Options under the Plan. An individual

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who has been granted an Option may, if he is otherwise eligible, be granted additional Options if the Compensation Committee shall so determine.

          b. In no event, however, shall an Incentive Option be granted (i) to the extent that the aggregate fair market value of Common Stock with respect to which Incentive Options are exercisable for the first time by any individual during any calendar year (under all incentive stock option plans of the Company and its affiliates), exceeds $100,000 (determined as of the time such options are granted); or (ii) to any person who then owns (as that term is defined in
Section 424 of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any of its Subsidiary Corporations, unless the option price for such Incentive Option as determined under Paragraph 4 hereof, is at least 110% of the fair market value of the stock subject to the Incentive Option as of the date of grant and unless the time during which such Incentive Option may be exercised does not exceed five years from the date of the grant thereof.

     4.   PURCHASE PRICE.

          The purchase price of the Common Stock covered by each Option shall be determined by the Compensation Committee, but, with respect to Incentive Options, shall not be less than 100% of the fair market value of such Common Stock on the date the Incentive Option is granted, and in any event not less than the par value of the Common Stock. For purposes of this Plan the term "fair market value" shall be defined as the highest closing price of the Common Stock on any national stock exchange or exchanges on which the Company's stock is traded on the date the Incentive Option is granted or if no sale of the Common Stock shall have been made on any exchange on that date, then on the next preceding day on which there was a sale of such stock. If the "fair market value" cannot be determined as set forth above, the Compensation Committee shall determine the "fair market value" pursuant to the provisions set forth in
Section 422 of the Code and the regulations promulgated thereunder.

     5.   TERM DURING WHICH OPTIONS MAY BE GRANTED.

          Except as may otherwise be provided in a Non-Qualified Stock Option Agreement, no Option may be granted (a) more than ten years after the earlier of
(i) the date the Plan is adopted by the Board of Directors, or (ii) the date the Plan is approved by the shareholders of the Company, or (b) after the date on which Options granted to all Optionees shall equal 1,250,000 shares of Common Stock (the number of such shares being subject to adjustment as provided in Paragraph 11 hereof). If an Option shall expire or terminate without having been exercised in full, any shares of Common Stock covered by that Option which are not purchased may be added to the shares otherwise available for Options to be granted pursuant to the Plan.


     6.   EXERCISE OF OPTIONS WHICH HAVE BEEN GRANTED.

          a. Options granted pursuant to the Plan may be exercised within the periods and in the increments determined by the Compensation Committee and as stated in the Stock Option Agreement; provided, however, that, except as otherwise provided in a Non-Qualified Stock Option Agreement, no Option shall be exercisable more than ten years from the date it is granted (or five years in the case of an Incentive Option granted to a person who then owns stock constituting more than 10% of the total combined voting power of all classes of stock of the Company as more fully set forth in Paragraph 3b(ii)). No Options may be exercised unless and until:

               (i) except as otherwise provided in Paragraphs 8 and 9 hereof or in the Non-Qualified StockOption Agreement, the Optionee has been continuously employed by the Company or a Subsidiary Corporation from the date such Options are granted through the date of exercise;

               (ii) the Plan shall have been approved by the shareholders of the
                    Company on or before February 21, 1998 (which date is twelve months from the date the Plan was adopted by the Company's Board of Directors); and

               (iii) a Registration Statement in effect under the Securities Act of 1993, as amended, relating to the shares of Common Stock issuable upon the exercise of Options contains a Prospectus which complies with the current information requirement of
                    Section 10(a)(3) of such Act, or in the alternative, an opinion of counsel satisfactory to the Company has been received which states that such registration is not required.

          b. Except as may otherwise be provided in a Non-Qualified Stock Option Agreement, an Optionee or transferee of an Option may exercise an Option pursuant to the Plan by delivering to the Company, at its principal office, addressed to the attention of the controller of the Company, written notice of such exercise. Such written notice shall:

               (i) state the Optionee's election to exercise such Option and the number of shares of Common Stock being purchased thereby;
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               (ii) be signed by the Optionee or other person or persons
                    exercising such Option; and

               (iii) be accompanied by payment in cash or check or, to the extent permitted by law, by the surrender of shares of stock of the Company which are of the same class as the stock to be purchased, or any combination thereof, provided that the fair market value of the stock surrendered, together with the cash or check, shall have an aggregate fair market value equal to the option price of the stock to be purchased.

          c. An Optionee or transferee of an Option shall have no rights as a shareholder of the Company with respect to any shares covered by his Option until the date of the issuance of a stock certificate, if any, to him for shares of Common Stock. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities, or other property), or distributions or other rights for which the record date is prior to the date such stock certificate is issued, except as provided in Paragraph 11 hereof.

     7.   CHANGE OF POSITION; DISCLAIMER OF RIGHTS.

          Except as otherwise provided in a Non-Qualified Stock Option Agreement, any change of an Optionee's duties or positions with the Company or any of its Subsidiary Corporations shall not affect his right to exercise Options granted pursuant to the Plan; provided, however, that no provision in the Plan or any Option shall be construed to confer upon the Optionee any right to be employed by the Company or any Subsidiary Corporation, or to interfere in any way with the right and authority of the Company or any Subsidiary Corporation either to increase or decrease the compensation of the Optionee, at any time, or to terminate any relationship or employment between the Optionee and the Company or any Subsidiary Corporation.

     8.   TERMINATION OF OPTIONEE'S EMPLOYMENT.

          Except as otherwise provided in a Non-Qualified Stock Option Agreement, if an Optionee ceases to be employed by the Company or a Subsidiary Corporation for whatever reason, then subject to the provisions of Paragraph 9 hereof, the Optionee shall be entitled to exercise any Option, to the extent his right to exercise such Option had accrued at the date of termination of employment and had not previously been exercised (i) for a period of ninety (90) days after he ceases to be employed by the Company or a Subsidiary Corporation in the event of his involuntary termination other than for cause or (ii) for a period of thirty (30) days after he ceases to be employed by the Company or a Subsidiary Corporation in the event of his voluntary resignation (but in no event shall such Option be exercisable beyond the period specified in Paragraph 6a hereof). Except as otherwise provided in a Non-Qualified Stock Option Agreement, in the event that the Optionee terminates employment on or after age fifty-five (55) other than for cause, the Optionee shall have the option to convert his Options to Non-Qualified Stock Options to the extent his right to exercise such Option had accrued at the date of termination of employment and had not previously been exercised, on the same terms and conditions, provided, however, the Options shall be exercisable at any time during the remaining term of the Option (but in no event shall such Option be exercisable beyond the period specified in Paragraph 6a hereof).

     9.   TOTAL DISABILITY OR DEATH.

          a. Except as otherwise provided in the last sentence of Paragraph 8 of this Plan or in a Non-Qualified Stock Option Agreement, if the Optionee terminates employment with the Company or a Subsidiary Corporation as the result, in the sole judgment of the Compensation Committee, of his becoming totally disabled, the Optionee shall be entitled to exercise any Option to the extent his right to exercise such Option had accrued at the date of termination of employment and had not previously been exercised, for a period of six months after such termination (but in no event shall such Option be exercisable beyond the period specified in Paragraph 6a hereof).

          b. Except as otherwise provided in a Non-Qualified Stock Option Agreement, if the Optionee should die either (i) while employed by the Company or any of its Subsidiary Corporations; or (ii) within ninety (90) days following the termination of such employment (six months if termination of employment is governed by Paragraph 9a), then the person or persons to whom the Optionee's rights under the Option shall pass by will or by the laws of descent and distribution shall be entitled to exercise the Option to the extent his right to exercise such Option had accrued at the date of termination of employment and had not previously been exercised, for a period of six months from the date of such death (but in no event shall such Option be exercisable beyond the period specified in Paragraph 6a hereof).

     10.  NON-TRANSFERABILITY OF OPTIONS.

          An Option granted pursuant to the Plan shall not be transferable by the Optionee, either voluntarily or by operation of law, other than by will or the laws of descent and distribution, and, in all events, shall be exercisable during his lifetime only by the Optionee, and after his death, only by the person or persons to whom the rights under such Options pass by will or by the laws of descent and distribution as provided in Paragraph 9, all in accordance with the provisions of the Plan.

     11.  STOCK ADJUSTMENTS.

          a. If as a result of any reclassification, stock dividend, stock split, or reverse stock split to holders of record on or after the effective date of the Plan, the outstanding shares of the Common Stock are increased, decreased, changed into, or exchanged for a different number or kind of shares, or securities of the Company, then:

               (i) The total number of shares which may be purchased upon exercise of Options granted under the Plan shall be correspondingly adjusted by the Company and there shall be a corresponding proportionate adjustment of the purchase price per share of shares subject to Options so that in the aggregate the purchase price shall be the same as the aggregate purchase price of the shares subject to Options immediately prior to any such reclassification, stock dividend, stock split, or reverse stock split; and

               (ii) The number and class of shares available under the Plan in the aggregate shall be correspondingly adjusted by the Company.

          b. Upon a reorganization, merger, or consolidation of the Company with one or more corporations as a result of which the Company is the surviving corporation, any Option granted pursuant to the Plan shall apply to the securities to which a holder of shares of Common Stock would have been entitled, with appropriate adjustments as to the number of shares and prices.

          c. Upon the dissolution or liquidation of the Company, or upon a reorganization, merger, or consolidation of the Company with one or more corporations as a result of which the Company is not the surviving corporation, or upon a sale of substantially all the property or more than eighty percent (80%) of the then outstanding stock of the Company to another corporation (each such event a "Corporate Transaction"), then the exercisability of the Options at the time outstanding under the Plan and not then otherwise fully exercisable shall be accelerated so that during the ten (10) business day period immediately prior to the specified effective date for the Corporate Transaction, each such Option shall become fully exercisable for up to the total number of shares of Common Stock purchasable under such Option and may be exercised for all or any portion of the shares for which the Option is so accelerated, provided, however, that the exercise of any accelerated Option shall remain subject to the limitations of Paragraph 3. Upon the consummation of the Corporate Transaction, all outstanding Options under the Plan shall, to the extent not previously exercised or assumed by the successor corporation or its parent company, terminate and cease to be exercisable.

          d. Adjustments under this Paragraph 11 shall be made by the Board of Directors of the Company whose determination as to what adjustments shall be made, and the extent thereof, shall be final, binding, and conclusive; provided, however, that no adjustment shall be made in a manner so as to constitute a modification of the Plan as that term is defined in Section 424 of the Code. No fractional shares of Common Stock or units of other securities shall be issued pursuant to any such adjustment, and any fractions resulting from any such adjustment shall be eliminated in each case by rounding downward to the nearest whole share or unit.

     12.  AMENDMENT AND TERMINATION OF PLAN.

          a. The Board of Directors of the Company may at any time suspend or terminate the Plan. The Board may also at any time amend or revise the terms of the Plan or any Option granted under the Plan, provided that no such amendment or revision shall:

               (i) increase the maximum number of shares in the aggregate which may be sold pursuant to the Options granted under the Plan (except as permitted under the provisions of Paragraph 11 hereof);

               (ii) change the minimum purchase price set forth in Paragraph 4 hereof (except as permitted under the provisions of Paragraph 11 hereof);

               (iii) increase the maximum period of Options provided for in
                    Paragraph 6a hereof; or

               (iv) permit the granting of Options to anyone other than as provided in Paragraph 3 hereof.

          b.   No amendment, suspension, or termination of the Plan shall:

               (i) result in the disqualification of any Incentive Option granted pursuant to the Plan as an incentive stock option under Section 422 of the Code; or

               (ii) subject to Paragraph llc hereof, without the consent of the
                    Optionee, alter or impair any rights or obligations under any Option granted under the Plan.

     13.  FEES AND EXPENSES.

          The Company will pay any and all fees and expenses necessarily incurred by the Company in connection with the administration of the Plan.

     14.  ADOPTION AND EFFECTIVENESS OF PLAN.

The Plan has been adopted by resolution of the Company's Board of Directors on February 21, 1997, and shall be effective as of such date or a subsequent date set forth in such resolution, subject to approval by the holders of a majority of the outstanding shares of Common Stock of the Company as set forth in Paragraph 6a(ii). Prior to such shareholder approval, Options may be granted under the Plan, but any such Option by its terms shall not be exercisable prior to such approval. If the Plan is not approved by the shareholders of the Company, the Plan shall terminate, and all Options granted under the Plan shall terminate and become null and void.

     15.  NO OBLIGATION TO EXERCISE OPTION.

          The granting of an Option shall impose no obligation on the Optionee to exercise such Option.

     IN WITNESS WHEREOF, the Company has caused the Plan to be duly executed by
its officers as of the      day of February 1997.

SEAL

Attest:                                     BDM INTERNATIONAL, INC.



------------------------------              -----------------------------------
John F. McCabe                              Philip A. Odeen
Corporate Vice President,                   President
Secretary, and General Counsel              and Chief Executive Officer